Exhibit 99.1

For Immediate Release
May 1, 2008

Press Release

Investools Reports Quarterly Financial Results

Online Brokerage and Investor Education Leader Delivers 39% Revenue Growth, Solid Profitability in First Quarter 2008*

Company Announces Growth Initiatives, Plans Name Change to thinkorswim Group Inc.

NEW YORK – May 1, 2008 – Investools Inc. (NASDAQ:SWIM), the industry-leading online brokerage and provider of investor education services, today announced financial results and selected operating metrics for the first quarter ended March 31, 2008.

Consolidated financial highlights for the first quarter* include:

•                  Record Revenues of $91 million, up 39% from the year-ago period.

•                  Net Income of $12 million, or $0.17 per diluted share, versus year-ago Net Loss of $25 million.

•                  Non-GAAP Sales Transaction Volume (“STV”) of $80 million, flat from the year ago period.

•                  Non-GAAP Adjusted EBITDA (before certain items) was a record $16 million, or 20% of STV, versus year-ago $15 million, or 19% of STV.

“At a time of pronounced market volatility we are pleased with our performance, particularly in our thinkorswim online brokerage business, as traders and investors continued to rely on our superior technology and options expertise.  Another record quarter of account growth and increased trading activity demonstrates the value of our business model, which turns qualified graduates from our investor education programs into active traders,” said Lee K. Barba, Chairman and CEO.  “We have made excellent progress in the first year of our merger and will be further leveraging the expertise of thinkorswim to fuel the continued expansion of our brokerage business which has become the growth engine of the Company.”

thinkorswim highlights for the first quarter* compared to the year-ago period:

•                  Record brokerage revenue of $42.5 million, up 109%.

•                  New accounts opened of 24,800, up 46%.

•                  New accounts funded of 10,550, up 30%.

•                  Funded accounts totaled 66,950 as of March 31, 2008, up 124%.

•                  Retail DARTs of 45,400, up 199%.

•                  Active Trader DARTs of 41,900, up 102%.

•                  Total client assets $2.69 billion, up 89%.

•                  Average client account balance of $39,700 trading 177 times per year.

Investor Education Group highlights for the first quarter compared to the year-ago period:

•                  Revenue of $48.5 million, up 8%.

•                  STV of $37.3 million, a 37% decline, due to a reduction in product pricing that is expected to increase the number of graduates.

•                  Total graduates of 10,430 during the quarter, up 1%.

•                  Active Investor Toolbox subscribers of 106,400, up 17%.

* The Company’s SEC filings for 2007 reflect Investools’ merger with thinkorswim on February 15, 2007. However, for comparative purposes, the quarter ended March 31, 2007 has included results of operations as if the merger occurred on January 1, 2007 (pro-forma). The Company believes that given the size of the merger, comparing actual to actual would not be the most representative way to explain our operating results.

Name Change and Growth Strategies to Enhance Online Brokerage

Investools also announced several initiatives to build on and accelerate the growth and profitability of its core online brokerage business.

The Company plans to change its corporate identity to thinkorswim Group Inc., reflecting the growing revenue and margin contribution of the online brokerage business and the highly-regarded reputation that the thinkorswim brand has in the financial services sector.  The corporate name change is expected to be implemented prior to year-end.

To support the successful customer acquisition efforts at thinkorswim, the Company will allocate a higher proportion of its marketing resources to expand the thinkorswim acquisition campaigns launched at the end of last year.  In addition, Investools’ education programs will be aligned more closely with thinkorswim to create a cost-effective catalyst for generating profitable brokerage accounts.  Organizational efficiency will be improved by consolidating some education functions into thinkorswim.

“The strong performance of thinkorswim since our merger last year clearly shows the potential of this business to drive our future growth, profitability and shareholder value. Our initiatives are designed to focus our resources on the brokerage business, while drawing on our strengths as the leading provider of investor education. This is the right direction for the Company and we expect to see positive results from this strategy in the near term,” Mr. Barba concluded.

About Investools (NASDAQ:SWIM)

Investools Inc. offers market-leading online brokerage, investor education and related financial products and services for self-directed investors and active traders.   thinkorswim Inc., our  industry-leading online brokerage division and financial technology pioneer, provides a suite of trading platforms to active, self-directed traders, high-net worth individuals, beginning investors, and institutional traders and money managers. thinkorswim customers trade a broad range of products including stock and stock options, index options, futures and futures options, forex, mutual funds and fixed income. thinkorswim platforms have easy-to-use interfaces, sophisticated analytical and research tools, and fast and efficient order execution for even the most complex trading strategies.  Investools’ Education Group offers a full range of investor education products and services that provide lifelong learning in a variety of interactive delivery formats, including instructor-led synchronous and asynchronous online courses, in-person workshops, online coaching programs and telephone, live-chat and email support. Investools’ graduates can then apply what they’ve learned by trading with thinkorswim’s online brokerage platforms.

Safe Harbor

This press release may contain forward-looking statements. Such forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “could,” “would,” “will,” “should,” “plan,” or similar statements.  All forward-looking statements are based largely on current expectations, beliefs and assumptions concerning future events that are subject to substantial risks and uncertainties. These risks and uncertainties include, but are not limited to: general changes in economic conditions and changes in conditions affecting the financial services industry specifically, regulatory developments that affect the way we market or sell our products and services, our inability to protect our proprietary technology, our ability to sell existing products and services in both new and existing markets, and other factors which are more fully described in Investools filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, actual results may vary in material aspects from those currently anticipated.  The forward-looking statements made in this press release relate only to events as of the date of this release. We undertake no ongoing obligation to update these statements.

Investor Contact:

Ida Kane, SVP and CFO
801.816.6918
ida.kane@investools.com

Media Contact:

Fran Del Valle
212.717.5499
frances.delvalle@influencecentral.com

INVESTOOLS INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$58,257	$61,579
Marketable securities	—	1,501
Accounts receivable, net of allowance ($198 and $198, respectively)	8,135	11,131
Receivable from clearing brokers	7,793	5,503
Deferred tax assets	14,288	13,496
Other current assets	9,915	9,622
Total current assets	98,388	102,832

Long-term restricted cash	391	389
Goodwill	209,215	208,776
Intangible assets, net of accumulated amortization ($21,074 and $17,330, respectively)	128,842	132,587
Software development costs, net of accumulated amortization ($4,515 and $3,363, respectively)	27,087	26,939
Furniture and equipment, net of accumulated depreciation ($9,736 and $8,726, respectively)	7,754	8,007
Other long-term assets	28,268	29,800

Total assets	$499,945	$509,330

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of deferred revenue	$117,608	$124,486
Other current liabilities	18,468	17,825
Accounts payable	11,111	8,896
Accrued payroll	4,932	13,278
Accrued tax liabilities	7,395	7,544
Current portion of capitalized lease obligations	216	212
Current portion of notes payable	17,500	17,500
Total current liabilities	177,230	189,741

Long-term portion of deferred revenue	33,057	37,384
Capitalized lease obligations	275	330
Notes payable	90,000	100,000
Deferred income taxes	20,945	18,487
Other long-term accrued liabilities	2,940	1,493
Total liabilities	324,447	347,435

Stockholders’ equity:
Common stock $0.01 par value (65,846 and 65,655 shares issued and outstanding, respectively)	659	656
Additional paid-in capital	333,094	331,006
Accumulated other comprehensive income	5	20
Accumulated deficit	(158,260)	(169,787)
Total stockholders’ equity	175,498	161,895

Total liabilities and stockholders’ equity	$499,945	$509,330

INVESTOOLS INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2008	2007

Revenue	$90,990	$54,857
Costs and expenses
Cost of revenue	34,500	32,083
Selling expense	19,117	19,204
General and administrative expense	19,264	22,438
Special charges	393	127
Total costs and expenses	73,274	73,852

Income (loss) from operations	17,716	(18,995)

Other income (expense)
Interest expense	(4,190)	(1,468)
Interest income	455	652
Other, net	14	(1)
Other expense, net	(3,721)	(817)

Net income (loss) before income taxes	13,995	(19,812)
Income tax provision	2,468	33

Net income (loss)	$11,527	$(19,845)

Net income (loss) per common share:
Basic	$0.18	$(0.36)
Diluted	$0.17	$(0.36)

Weighted average common shares outstanding – basic	65,846	55,444
Weighted average common shares outstanding – diluted	68,869	55,444

INVESTOOLS INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2008	2007

Cash flows from operating activities:
Net income (loss)	$11,527	(19,845)
Reconciling adjustments:
Depreciation and amortization	5,908	3,151
Deferred taxes	2,075	33
Stock compensation expense	2,108	9,767
Amortization of exclusivity rights	302	293
Contingent shares in connection with exclusivity rights	299	828
Decrease in fair value of interest rate swap agreement	1,448	—
Amortization of debt issue costs	374	—
Provision for (recovery of) sales return reserve	381	(6)
Provision for bad debt	—	100
(Gain) loss on marketable securities	(7)	4
Changes in operating assets and liabilities, net of the effect of acquired businesses:
Accounts receivable	2,996	(7,782)
Receivable from clearing brokers	(2,290)	(3,119)
Income tax receivable	—	(339)
Other assets	(268)	(3,209)
Accounts payable	1,974	(6,588)
Deferred revenue	(11,205)	14,714
Accrued payroll	(8,346)	(1,118)
Other liabilities	775	1,551
Accrued tax liabilities	(149)	20
Net cash provided by (used in) operating activities	7,902	(11,545)

Cash flows from investing activities:
Proceeds from the maturity of marketable securities	1,501	15,313
Payments for capitalized software development costs	(1,911)	(2,226)
Purchases of furniture, fixtures and equipment	(540)	(659)
Cash held in escrow	831	(8,500)
Cash paid in business acquisitions, net of cash received	(831)	(149,976)
Net cash used in investing activities	(950)	(146,048)

Cash flows from financing activities:
Payments on capital leases	(51)	(43)
Payments on note payable	(10,000)	—
Changes in long-term restricted cash	(2)	(3)
Repurchase of stock	(402)	—
Proceeds from note payable	—	125,000
Proceeds from exercise of stock options	189	230
Net cash (used in) provided by financing activities	(10,266)	125,184

Effect of foreign exchange rates on cash and cash equivalents	(8)	—

Decrease in cash and cash equivalents	(3,322)	(32,409)
Cash and cash equivalents:
Beginning of period	61,579	52,923

End of period	$58,257	$20,514

INVESTOOLS INC. AND SUBSIDIARIES

Financial Summary

(unaudited)

Reconciliation of Non-GAAP Information

*The Company’s SEC filings for 2007 reflect Investools’ merger with thinkorswim on February 15, 2007. However, for comparative purposes, the quarter ended March 31, 2007 has included results of operations as if the merger occurred on January 1, 2007 (pro-forma). The Company believes that given the size of the merger, comparing actual to actual would not be the most representative way to explain our operating results.

The following table reconciles the Company’s non-GAAP Adjusted EBITDA for the periods presented which the Company believes is a valuable representation of operating performance given the impact of accounting for deferred revenue and certain other costs. The table provides a reconciliation of Net Income (Loss) to Adjusted EBITDA for the periods indicated.

	Three Months Ended March 31,
in (millions)	2008	2007*

Net income (loss)	$11.5	$(25.4)
Depreciation and amortization	6.9	4.7
Stock compensation expense	2.1	9.8
Special charges	0.4	0.1
Interest expense, net	3.7	0.7
Income tax provision	2.5	—
Other acquisition related items	—	10.5
Net change in deferred revenue	(11.2)	14.7
Adjusted EBITDA ($)	15.9	15.1
Adjusted EBITDA (as a % of STV)	19.9%	18.8%

The following table provides a breakout of revenue for thinkorswim Group on an unaudited basis for all periods presented and a reconciliation of non-GAAP STV to Revenue. The Company believes that Investor Education Group sales transaction volume is an important measure of business volume. STV is a non-GAAP financial measure and represents sales in a particular period before the effect of recognition of deferred revenue from prior periods and the deferral of current period sales. The table provides a reconciliation of non-GAAP total sales volume to revenue for the periods indicated.

	Three Months Ended March 31,
in (000s)	2008	2007*
Brokerage Services
Commissions	$26,258	$12,880
Interest & dividends	7,668	4,025
Other & brokerage related revenue	8,540	3,444
Total thinkorswim Group revenue	42,466	20,349

Investor Education
Sales Transaction Volume	37,319	59,690
Total Sales Transaction Volume	79,785	80,039
Change in deferred revenue	11,205	(14,796)
Revenue	90,990	65,243

Segment Information

The following table provides information concerning our operations by reportable segment. The Company’s SEC filings and the table below reflect Investools’ merger with thinkorswim on February 15, 2007.

	Three Months Ended March 31,
in (000s)	2008	2007
Revenue
Investor Education	$48,524	$44,894
Brokerage Services	42,466	9,963
Revenue	90,990	54,857

Income (Loss) from Operations
Investor Education	$663	$(21,680)
Brokerage Services	17,053	2,685
Income (loss) from operations	17,716	(18,995)

INVESTOOLS INC. AND SUBSIDIARIES

Operating Metrics

(unaudited)

	Three Months Ended		Change
	3/31/2008	3/31/2007	$ or #	%
thinkorswim Inc.	61.0	61.0
Trading Days

New Retail Accounts Opened (1)	24,800	16,975	7,825	46.1%
New Funded Retail Accounts	10,550	8,125	2,425	29.8%
Period –End Funded Retail Accounts	66,950	29,925	37,025	123.7%
Retail DARTs (2)	45,400	15,200	30,200	198.7%
Active Trader DARTs (3)	41,900	20,700	21,200	102.4%
Total DARTs	87,300	35,900	51,400	143.2%

Total Trades	5,322,000	2,192,000	3,130,000	142.8%

Ending Client Assets ($MM)	$2,690	$1,420	$1,270	89.4%
Average Client Equity/Retail Account	$39,700	$46,100
Retail Commission Per Trade	$8.55	$10.55

Investor Education Group
Total Paid Graduates (4)	10,430	10,370	60	0.6%
Ending Cumulative Graduates (5)	351,000	293,000	58,000	19.8%
Ending Active Subscribers (6)	106,400	90,800	15,600	17.2%

Upsell Rate (7)	34%	41%	(7)%
PHD Program	12%	26%	(14)%
Masters Program	16%	29%	(23)%
Associates Program	40%	29%	11%
Trading Rooms	32%	16%	16%

(1) Accounts opened are accounts that have initiated the application process with the intent to fund.

(2) Retail DARTs are trades executed using the retail thinkorswim platform.

(3) Active Trader DARTs are trades executed using an active trader platform such as thinkpipes.

(4) Includes students who graduated from both the Foundation Course and the Currency Trader Course.

(5) Cumulative graduates include graduates and their guest attendees at workshops.

(6) Active Subscribers include subscribers to Investools Online, prophet.net, and Investools FX.

(7) This table illustrates the workshop upsell rates during the periods indicated. Workshop upsell rates are the sales that take place at the workshops of advanced product sales. Upsell rates do not include sales from the Company’s other sales operations.